Exhibit 10.11.3

AMENDMENT TO THE HERTZ GLOBAL HOLDINGS, INC. SEVERANCE PLAN FOR SENIOR EXECUTIVES

Hertz Global Holdings, Inc. currently maintains the Hertz Global Holdings, Inc. Severance Plan For Senior Executives (the “Plan”). Pursuant to the powers of amendment reserved in Section 7.01 of the Plan, effective as of February 11, 2013, Hertz Global Holdings, Inc. hereby amends the Plan in the following manner:
Annex A of the Plan is amended to read as follows:

Positions	Severance Factor	Severance Period
Group President RAC Americas, Group President RAC International, Group President HERC	2.0	24 months
Senior Executive Vice President and Chief Financial Officer, Executive Vice President, Controller	1.5	18 months